UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 20, 2006
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or other jurisdiction of Incorporation or organization)	1-31398 (Commission File Number)	75-2811855 (IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas (Address of Principal Executive Offices)	79706 (Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On March 20, 2006, the Board of Directors of Natural Gas Services Group, Inc. appointed Alan A. Baker as a Director to fill a vacancy created by the retirement of our former Chairman of the Board, Wallace C. Sparkman, in December 2005. Mr. Baker will stand for election by the Company’s shareholders at the Company’s next annual meeting. Mr. Baker, age 74, presently serves as a consultant to Halliburton Company and previously served as President, Chairman and Chief Executive Officer of Halliburton Company’s Energy Services Group, Houston, Texas, from 1991 until his retirement in 1995.
     Mr. Baker joined Halliburton Services in 1954 after graduating with a degree in petroleum engineering from Marietta College in Ohio. Mr. Baker has served Halliburton Services as Senior Vice President for U.S. Operations, Senior Vice President for International Operations and as President of the Vann Systems Division of Halliburton Company. Mr. Baker also served as a member of Halliburton’s executive committee.
     He has served on the Boards of Noble Affiliates, Natural Gas and Oil, Crestar Energy of Canada and the Mid-Continent Oil and Gas Association. He is Trustee Emeritus of Marietta College and is a registered professional engineer in Oklahoma, Kansas, Ohio, West Virginia and Pennsylvania.
     Mr. Baker has not, as of the date of filing this Current Report on Form 8-K, been named to serve on any Committee of Natural Gas’ Board of Directors. If and when Mr. Baker is named to serve on a Committee, an amendment to this Current Report on Form 8-K will be filed.
     On March 23, 2006, Natural Gas issued a press release regarding the appointment of Alan A. Baker as a Director. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 23, 2006, announcing the appointment of Alan A. Baker as a Director (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Stephen C. Taylor
Stephen C. Taylor,
Chairman of the Board, President and Chief Executive Officer

Dated: March 23, 2006

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